UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2012

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-116182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Boulevard, Suite 1820, Irving, TX 75039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(970) 218-7080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 5, 2012, Rangeford Resources, Inc.’s (the “Company”) Board of Directors approved an amendment to the Consulting Agreement between the Company and Fidare Consulting Group, LLC (“Fidare”), whereby Fidare agreed to provide certain consulting services in return $20,000 in cash per month, plus expenses, and warrants to purchase 20,000 shares of the Company’s common stock per month, with the exercise price of the warrants being equal to the price of the Company’s common stock at the close on the last business day of the month.

This brief description of the Amended Consulting Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Amended Consulting Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer/Director & Termination of Contracts

On December 3, 2012, Fredrick Ziegler resigned as the Company’s Interim President.  There were no disagreements between the Company and Mr. Ziegler that lead to his resignation.  The Company’s Board of Directors contemporaneously terminated the Corporate Officer/Director Consulting Engagement Agreement between the Company and Fred Ziegler.  The Agreement was effective August 1, 2012.  There were no disagreements between the Company and Mr. Ziegler that lead to the termination of the contract.

On December 3, 2012, the Company’s Board of Directors contemporaneously terminated the Corporate Officer Consulting Engagement Agreement between the Company and John C. Miller to provide Mr. Miller’s services as the Company’s Chief Financial Officer.  The Agreement was effective September 1, 2012.  There were no disagreements between the Company and Mr. Miller that lead to the termination of the contract.

On December 3, 2012, the Company’s Board of Directors terminated the Corporate Officer Consulting Engagement Agreement between the Company and E. Robert Gates, to engage Mr. Gates’ services as the Company’s Vice President of Acquisitions and Mergers.  The Agreement was effective September 1, 2012.  There were no disagreements between the Company and Mr. Gates that lead to the termination of the contract.

Appointment of Officers

On December 3, 2012, the Company’s Board of Directors appointed Dr. Steven R. Henson as the President of the Company.  In addition, Suzannah Guthrie was appointed the Secretary of the Company.

Dr. Steven R. Henson, President, Age 51 - Dr. Henson is a concierge doctor from Wichita, KS, focusing on around 60 patients.  Since March 16, 2012, Dr. Henson has served as the Chief Executive Officer and as a Director of INTREorg Systems, Inc. From March 31, 2011 through February 2012, Dr. Henson served on the Board of Directors of Sun River Energy, Inc.  Previously, Dr. Henson served as the Director of Emergency Medicine at several hospitals. In addition to his medical career, he has a background in business in both the medical industry and with public entities.  From 2004 through 2009, Dr. Henson served on the Board of Directors of Epic Holdings, Inc. He also served on the Board of Directors of EagleMed, LLC (“EagleMed”), and he served as the Executive Medical Director of EagleMed from 1995 through 2011.  Dr. Henson also serves on the Board of Directors of Indulge Media Group, since 2008. During that same time period, he also served as CFO for Indulge Media Group. Dr. Henson currently serves on the Board of Directors for Aero Innovative Corporation, since 2009, and on the Board of Directors for Oxford Development Company since 2010.

As part of his appointment as President of the Company, Dr. Henson entered into a Corporate Officer Consulting Engagement Agreement (“the Corporate Officer Agreement.”)  The Corporate Officer Agreement provides for Dr. Henson to receive an annual fee of $120,000 in accordance with the Company’s regular payment schedule.

This brief description of the Corporate Officer Consulting Engagement Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Corporate Officer Consulting Engagement Agreement as attached to this Current Report on Form 8-K as Exhibit 10.2.

In addition, Dr. Henson has been appointed a director of the Company and in connection with his appointment has entered into a Board of Directors Agreement, as discussed below in “Appointment of Directors.”

Suzannah Guthrie, Secretary, 37 - Ms. Guthrie has over 17 years of experience in corporate and transactional law as a paralegal.  She began her paralegal career member of the US Air Force Judge Advocate General’s office, focusing primarily on military justice.  In 1997, Ms. Guthrie’s focus turned to Intellectual Property.  After supporting an equity partner at the law firm of Baker Botts, LLP in Dallas, and running a patent and trademark boutique firm in North Dallas, Ms. Guthrie changed her focus to corporate and securities law.  Currently, Ms. Guthrie is a consultant to several companies in her role as Legal Assistant Coordinator.

Appointment of Directors

On November 15, 2012, the Board of Directors appointed Mr. Gregory Hadley as a director of the Company.

Gregory Hadley, Director, Age 59 – Since 1995, Mr. Hadley has been the managing partner of DCP International with responsibility for the oversight of all corporate functions and he is specifically responsible for structuring DCP’s business relationships with landowners and developers. He negotiates all DCP land acquisitions and/or joint ventures, creates strategic alliances and handles investor relations. For qualifying projects, DCP can arrange equity funding and Mr. Hadley shepherds this process.

Since 1994, Mr. Hadley has also been  a managing partner of Greglin Investments, a limited liability partnership, which focuses on residence, commercial and institutional properties. His introduction to the residence club business was through his investments at the Christie Club in Steamboat Springs, Colorado.  Further, since 2007, Mr. Hadley has been  a principal in Uplink, which holds the patent rights for the use of global positioning satellite technology in golf applications.

As part of his appointment as a Director of the Company, Mr. Hadley has entered into a Board of Directors Agreement (“the Hadley Director Agreement.”)  The Hadley Director Agreement provides for Mr. Hadley to be issued 200,000 shares of the Company’s common stock for his engagement as a Director.  Further the Agreement provides for Mr. Hadley to receive an annual fee of $50,000 payable on a quarterly basis.

This brief description of the Board of Director Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Board of Director Agreement as attached to this Current Report on Form 8-K as Exhibit 10.3.

In November 2012, the Company has entered into promissory note with Mr. Hadley totaling $100,000 in exchange for cash of $100,000.  This promissory note has a term of 60 days from issuance and accrues interest at a rate of 6% per annum.  In addition, Mr. Hadley was issued a total of 250,000 shares of restricted common stock in connection with the promissory note.

On December 3, 2012, the Board of Directors appointed Steven R. Henson as a director of the Company.

Dr. Steven R. Henson, President, Age 51 - Dr. Henson is a concierge doctor from Wichita, KS, focusing on around 60 patients.  Since March 16, 2012, Dr. Henson has served as the Chief Executive Officer and as a Director of INTREorg Systems, Inc. From March 31, 2011 through February 2012, Dr. Henson served on the Board of Directors of Sun River Energy, Inc.  Previously, Dr. Henson served as the Director of Emergency Medicine at several hospitals. In addition to his medical career, he has a background in business in both the medical industry and with public entities.  From 2004 through 2009, Dr. Henson served on the Board of Directors of Epic Holdings, Inc. He also served on the Board of Directors of EagleMed, LLC (“EagleMed”), and he served as the Executive Medical Director of EagleMed from 1995 through 2011.  Dr. Henson also serves on the Board of Directors of Indulge Media Group, since 2008. During that same time period, he also served as CFO for Indulge Media Group. Dr. Henson currently serves on the Board of Directors for Aero Innovative Corporation, since 2009 and on the Board of Directors for Oxford Development Company since 2010.

As part of his appointment as a Director of the Company, Dr. Henson has entered into a Board of Directors Agreement (the “Henson Director Agreement”).  The Agreement provides for Dr. Henson to be paid an annual director’s fee of $24,000, which shall be paid in accordance with the Company’s regularly established practices regarding the payments of Directors’ fees, or in increments of $2,000 a month.

This brief description of the Board of Director Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Board of Director Agreement as attached to this Current Report on Form 8-K as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits

(d)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	First Amended Consulting Agreement
10.2	Corporate Officer Engagement Agreement by and between the Company and Steven Henson
10.3	Board of Directors Agreement by and between Gregory Hadley
10.4	Board of Directors Agreement by and between Steven Henson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGEFORD RESOURCES, INC.

Date:	December 7, 2012	By: /s/ Steven R. Henson
Steven R. Henson, President